SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(B) OR (G) OF THE
SECURITIES EXCHANGE ACT OF 1934
CYPRESS BIOSCIENCE, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	22-2389839

(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

4350 Executive Drive, Suite 325, San
Diego, CA	92121

(Address of principal executive offices)	(Zip code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to	Name of Each Exchange on Which
be so Registered	Each Class is to be Registered
Preferred Share Purchase Rights	The NASDAQ Stock Market LLC
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following. ☐
Securities Act registration statement number to which this form relates:
(if applicable)
Securities to be registered pursuant to Section 12(g) of the Act:

Title of Each Class to
be so Registered
None

Item 1. Description of Registrant’s Securities to be Registered
Item 2. Exhibits
SIGNATURE
EXHIBIT INDEX

Item 1. Description of Registrant’s Securities to be Registered.
     A description of the Preferred Share Purchase Rights being registered hereunder is contained in Item 3.03 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 28, 2010, and is incorporated herein by reference.
Item 2. Exhibits.

Exhibit
Number	Description
Exhibit 1	Form of Certificate of Designation of Series A Junior Participating Preferred Stock (1)

Exhibit 2	Rights Agreement dated as of September 27, 2010, by and between the Company and American Stock Transfer & Trust Company, LLC (2)

Exhibit 3	Form of Right Certificate (3)

(1)	Incorporated by reference to Exhibit 3.4 to the Company’s Current Report on Form 8-K filed by the Company on September 28, 2010.
(2)	Incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed by the Company on September 28, 2010.
(3)	Incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed by the Company on September 28, 2010.

2.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 28, 2010	CYPRESS BIOSCIENCE, INC.
	By:	/s/ Jay D. Kranzler
Jay D. Kranzler, M.D., Ph.D.
Chairman and Chief Executive Officer

3.

EXHIBIT INDEX

Exhibit
Number	Description
Exhibit 1	Form of Certificate of Designation of Series A Junior Participating Preferred Stock (1)

Exhibit 2	Rights Agreement dated as of September 27, 2010, by and between the Company and American Stock Transfer & Trust Company, LLC (2)

Exhibit 3	Form of Right Certificate (3)

(1)	Incorporated by reference to Exhibit 3.4 to the Company’s Current Report on Form 8-K filed by the Company on September 28, 2010.
(2)	Incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed by the Company on September 28, 2010.
(3)	Incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed by the Company on September 28, 2010.

4.